UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2005

Nextel Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19656	36-3939651
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2001 Edmund Halley Drive , Legal Department , Reston , Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-433-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, Sprint Corporation and Nextel Communications, Inc. entered into the First Amendment to the Agreement and Plan of Merger. The amendment was entered into primarily to change terms of the Agreement and Plan of Merger entered into by Sprint and Nextel on December 15, 2004 to:

· reflect recent changes to the terms of the outstanding Nextel preferred stock and a recent agreement with the holder of the outstanding shares of Nextel Class B common stock;

. refine the manner in which the allocation of stock and cash to be received by the holders of Nextel class A common stock and class B common stock in the merger is to be adjusted; and

· eliminate the proposed change to Sprint's articles of incorporation that would have decreased the par value of the Sprint common stock from $2.00 per share to $0.01 per share.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, which is incorporated herein by reference to Exhibit 2.1.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the combination of Sprint and Nextel, combined operating and financial data, future technology plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to realize capital and operating expense synergies; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of Sprint and Nextel and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Nextel’s reports filed with the SEC, including its annual report on Form 10-K, as amended, for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarterly period ended March 31, 2005. This document speaks only as of its date, and Nextel disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, an amended registration statement on Form S-4 (Reg. No. 333-123333) that contains a preliminary joint proxy statement/prospectus regarding the proposed transaction was filed by Sprint with the SEC on May 24, 2005. SHAREHOLDERS OF SPRINT AND SHAREHOLDERS OF NEXTEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMBINATION. The final joint proxy statement/prospectus will be mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Sprint Investor Relations at Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, 800-259-3755, Option 1 or from Nextel Investor Relations at 2001 Edmund Halley Drive, Reston, Virginia 20191 or call 703-433-4300.

Participants in Solicitation

Sprint, Nextel and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the combination. Information concerning Sprint’s and Nextel’s participants, as well as the interests of participants of Sprint and Nextel in the solicitation of proxies in respect of the combination, is set forth in the joint proxy statement/prospectus that is a part of the amended registration statement on Form S-4 filed by Sprint with the SEC on May 24, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Exhibits.
The following exhibit is filed with this report:
Exhibit No. 2.1 - First Amendment to Agreement and Plan of Merger, dated as of May 20, 2005, by and among Sprint Corporation, Nextel Communications, Inc. and S-N Merger Corp. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Sprint Corporation on May 20, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextel Communications Inc.

May 25, 2005	By:	/s/ Gary D. Begeman

Name: Gary D. Begeman
Title: Vice President and Deputy General Counsel